Exhibit 99.1

Conversion Labs Appoints Expert Life Sciences Attorney, Eric H. Yecies, as Chief Compliance Officer and General Counsel

NEW YORK, Nov. 20, 2020 (GLOBE NEWSWIRE) -- Conversion Labs, Inc. (OTCQB: CVLB), a direct-to-consumer telemedicine and wellness company, has appointed expert Life Sciences attorney, Eric H. Yecies, to the new position of chief compliance officer and general counsel.

Yecies is a highly accomplished trial and transactional attorney with over 16 years of experience practicing law in the life sciences space. He was previously a partner at Holland & Knight, a top ranked national law firm. Yecies was a member of its Intellectual Property Group, and grew its New York IP Group from inception. He focused his practice on high-profile cases in the pharmaceutical, chemical, biotechnology and medical device industries.

Yecies specialized in patent, trade secret, trademark, false advertising, anti-competitive, counterfeiting, and regulatory cases across a broad range of technical disciplines. He has extensive knowledge and experience with the Drug Price Competition and Patent Term Restoration Act, which establishes a commercial approval pathway for generic drug products through submission of an abbreviated new drug application. Yecies is also experienced in contract, tort, bankruptcy, real estate, and corporate transactions.

“Continuing to build a best-in-class compliance infrastructure is a critical piece of our long-term success in telemedicine,” stated Conversion Labs CEO, Justin Schreiber. “Eric’s deep experience in the healthcare, regulatory, and commercial product world will ensure that we lead the industry in best practices and compliance. Eric will also work closely with our medical and advertising teams to support ongoing regulatory adherence, which is an important part of our mission to deliver the highest quality of care to our patients.”

Prior to Holland & Knight, Yecies was a senior patent litigation associate at Goodwin Procter, where he was responsible for running day-to-day strategy and management of billion-dollar IP cases, as well as negotiating settlement and licensing agreements on behalf of life science companies.

“I’m very excited to join Conversion Labs at this pivotal stage in the company’s growth and the emergence of telemedicine,” commented Yecies. “Conversion Labs has established itself as a pioneer in the telehealth industry, and I believe that the company’s innovative platform will continue to generate considerable growth. I’m honored to be a part of its strategically expanding team, and to use my life sciences legal background to strengthen the company’s foundation and support maximum growth moving forward.”

Yecies received his Doctor of Law, specializing in intellectual property, from the New York University School of Law. He received his B.A. and M.A. in biology, molecular concentration, from the University of Pennsylvania. He regularly speaks and publishes about intellectual property law.

About Conversion Labs

Conversion Labs, Inc. is a telemedicine company with a portfolio of online direct-to-consumer brands. The company’s brands combine virtual medical treatment with prescription medications and unique over-the-counter products. Its network of licensed physicians offers telemedicine services and direct-to-consumer pharmacy to consumers across the U.S. To learn more, visit Conversionlabs.com.

Important Cautions Regarding Forward-Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things our plans, strategies and prospects -- both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” and “potential,” among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. All forward-looking statements attributable to Conversion Labs, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.

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